EMPLOYMENT AGREEMENT


       This EMPLOYMENT AGREEMENT, dated as of the 1st day of March, 1999, is between Circuit Systems, Inc., an Illinois, corporation (the "Company"), and D.S. Patel ("D.S.").


       WHEREAS, the Company, being well satisfied with D.S.' services as President and Chief Executive Officer (referred to herein together as "Chief Executive Officer"), desires to retain him in an executive capacity for the period and upon the other terms and conditions herein provided; and

       WHEREAS, D.S. is willing to continue in employment by the Company pursuant to the terms and conditions of this Agreement;

       NOW, THEREFORE, in consideration of the premises, the mutual covenants and obligations herein contained, and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

  1.   EMPLOYMENT

       1.1 Position. The Company hereby confirms D.S.' employment as its Chief Executive Officer.

       1.2 Duties. D.S.' duties will include all those duties customarily associated with the position of Chief Executive Officer in an emerging growth company, including those duties that require the performance of policy-making functions as contemplated by Rule 3b-7 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such duties shall also include management of all functions and facilities required of and maintained by the Company and its subsidiaries. D.S. agrees to devote substantially his entire business time and attention to the performance of his duties hereunder and to serve the Company diligently and to the best of his abilities. Notwithstanding the foregoing, D.S. shall have the continuing right
  (a) to make passive investments in the securities of any publicly-owned corporation, (b) to make any other passive investments with respect to which he is not obligated or required to, and does not in fact, devote any substantial managerial efforts that interfere with the fulfillment of his duties to the Company; and, (c) subject to the prior written approval of the Company's Board of Directors (the "Board of Directors"), to serve as a director of or consultant to other companies and entities.

  2.   COMPENSATION AND BENEFITS

       2.1 Base Annual Salary. The Company shall pay D.S. a base annual salary of $560,000 (the "Base Annual Salary") periodically throughout the year, commencing the date hereof, in accordance with its customary payroll practices, as modified from time to time, subject to all payroll and withholding deductions required by applicable law. The Base Annual Salary shall be reviewed at least annually by the Compensation Committee of the Board of Directors (the "Compensation Committee"), but shall not be decreased without D.S.' prior written consent.

       2.2 Signing Bonuses. The Company will pay D.S. a cash bonus in the amount of $300,000 upon signing of this Agreement (the "Signing Bonus"). D.S. shall earn the Signing Bonus ratably over the Initial Term (as hereafter defined) of this Agreement. In the event D.S. voluntarily terminates his employment with the Company, D.S. shall be obligation to return to the Company the "unearned" portion of the Signing Bonus.

       2.3 Cash Bonuses; Other Incentive Compensation. Subject to the satisfaction of such criteria and the achievement of such objectives as the Compensation Committee of the Board of Directors may establish, D.S. may receive additional cash bonuses and other incentive compensation (including stock options), it being understood that the Compensation Committee shall at least once annually consider the payment of a cash bonus to him.

       2.4 Other Benefits. D.S. shall be entitled to other benefits and perquisites no less favorable than those provided to the Company's employees generally, as such benefits and perquisites may be modified from time to time in the Company's discretion. Such benefits shall in all events include health insurance, a 401(k) plan and paid holidays annually. Such perquisites shall in all events include four weeks of vacation annually, disability insurance and group term life insurance. The Company shall pay D.S. compensation in accordance with paragraph
  2.1 hereof in the event D.S. does not take his full vacation during any calendar. To assist with the business travel essential to conducting business in the Metropolitan Chicago area, throughout the term of this Agreement the Company will provide D.S. with a company-acquired and -maintained automobile. All expenses incidental to the personal use of the automobile shall be borne by D.S.

       2.5 Expense Reimbursement. D.S. shall be reimbursed by the Company for his reasonable out-of-pocket business expenses in accordance with the Company's established policies applicable to executive officers generally. In addition, the Company will reimburse D.S. for all expenses related to legal, tax and financial advice, not to exceed $150,000 in the aggregate over the Initial Term of this Agreement, and not to exceed $25,000 each year during any subsequent year of this Agreement.

       2.6 Insurance. The Company will pay annual premiums not to exceed $100,000 for life insurance to be owned by D.S.

  3.   TERM

       3.1 Term. The term of the Executive's employment hereunder shall be the period of thirty eight (38) months commencing on March 1, 1999 and expiring on April 30, 2002 (the "Initial Term"). The Company in its sole discretion may extend the term of D.S.'s employment hereunder for successive periods of one (1) year on or before the third anniversary of this Agreement and thereafter on or before each successive anniversary of such extension, the intention being that at the date of any such anniversary on which the employment is extended, the term of Executive's employment will be for an additional one (1) year period. The term of Executive's employment hereunder shall, in any event, be subject to earlier termination as provided in paragraph 4 hereof.

  4.   TERMINATION AND SEVERANCE PAY

       4.1 At Will. D.S. and the Company acknowledge and agree that D.S.' employment with the Company is "at will" during the term of this Agreement. Accordingly, either party may terminate D.S.' employment by the Company, with or without cause, in which case D.S. shall have no claim for lost wages, although termination of D.S.' employment shall be subject to the terms and conditions of this Agreement regarding severance pay, benefits and other obligations.

       4.2 Voluntary Resignation. In the event that D.S.' employment with the Company terminates as a result of his voluntary resignation, D.S. shall be entitled to no severance pay or benefits.

       4.3  Involuntary Termination.

            (a) Severance Pay. In the event that D.S.' employment with the Company is terminated by the Company For Just Cause (as defined in Section 4.3(c) hereof), D.S. shall not be entitled to severance pay or benefits. In the event that D.S.' employment with the Company is terminated by the Company other than for Just Cause, DS shall be entitled to severance pay in the form of continuation of Base Annual Salary for thirty six (36) months from the effective date of the termination. D.S. shall have no duty to mitigate such payments by seeking or accepting other employment; accordingly, such payments shall not be reduced due to receipt of other compensation from such other employment as he may obtain during the term of his severance payments.

            (b) Additional Benefits. In the event that D.S' employment with the Company is terminated by the Company other than For Just Cause, D.S. shall be entitled to continue to participate in the Company's employee benefit programs as and to the extent theretofore made available to him pursuant to Section 2.4 above. Such benefits shall be continued at no additional cost to D.S., except to the extent, if any, that tax laws require the inclusion of the value of such benefits in his gross income. Such benefits shall continue for the benefit of D.S. for the entire period of his severance pay continuation as provided in Section 4.3(a) above, in the same manner and at the same level as in effect immediately prior to D.S.' termination. In addition, upon any termination of D.S.' employment by the Company other than For Just Cause, (i) any and all employee stock options and other similar rights held by D.S. shall become fully vested and exercisable immediately, and (ii) any and all cash bonuses that would be payable to D.S. at the end of a period but for his earlier termination shall be payable to him immediately and pro rata (in accordance with the percentage of completion of the period in question and with reference to the best available financial information proximate to the time of termination).

            (c) For Just Cause. For purposes of this Agreement, the term "For Just Cause" shall mean any termination of employment of D.S. for one or more of the following reasons: (i) the substantial failure by D.S., for any reason other than his death or Disability (as defined below), to comply with a lawful, written instruction of the Company's Board of Directors, which instruction is consistent with his duties as elsewhere provided in this Agreement, which failure continues without interruption for the 30 days immediately following D.S.' receipt of such instruction; (ii) the substantial and continuing failure of D.S., for any reason other than his death or Disability, to render vital service to the Company in execution of his essential duties, as determined by the Board of Directors in good faith with reference to D.S.'s employment agreement then in effect, after giving written notice to D.S. and an opportunity for him to remedy such failure within 30 days of receiving such notice; (iii) the conviction of D.S. for a felony involving an act of moral turpitude, which conviction has become final and non-appealable; (iv) recklessness in the performance of D.S.'s duties to the Company causing material harm to the Company; or (v) material dishonesty, material breach of fiduciary duty or material breach by D.S. of any representation, covenant or other agreement contained in this Agreement.

            (d) Constructive Termination. If D.S. without his prior written consent, is removed from the position of Chief Executive Officer, or if D.S.' duties are restricted or reduced in such a manner as to result in his position with the Company no longer including duties requiring the performance of policy making functions by an executive officer within the meaning of Rule 3b-7 of the Exchange Act, then, in either such case, the employment of D.S. shall be deemed, in his discretion, involuntarily terminated by the Company other than For Just Cause, it being understood that D.S. must exercise his discretion under this Section 4.3(d) in writing to the Board of Directors within sixty days following the latest to occur of any event constituting involuntary termination pursuant to this Section 4.3(d).

       4.4 Death. In the event of D.S.'death, this Agreement shall automatically terminate and shall be of no further force or effect, it being understood that the Company shall be obligated to make all the payments and to provide all the benefits due to D.S. hereunder to the time of his death. In addition, the Company shall (a) commencing the first day of the month after the month in which death occurs, pay seventy-five percent (75%) of D.S.'s salary for three (3) years to his widow, or if he has no widow then or thereafter surviving, to his estate, and (b) at its own expense, continue to provide full medical coverage to D.S.'s widow for three (3) years or until her death, whichever is earlier.

       4.5 Disability. In the event of D.S.' Disability (as defined below) during the term of this Agreement for any period of at least three consecutive months, the Company shall have the right, exercisable in its discretion, to terminate this Agreement (the "Disability Date"). In the event that the Company does elect to terminate this Agreement, the Base Annual Salary otherwise then payable to D.S. shall be reduced by twenty-five percent (25%), and shall be paid to D.S. for a three (3) year period from the Disability Date, subject to reinstatement upon D.S.'s return to employment and discharge of his duties hereunder; the Company may fund this obligation, in whole or in part, by the purchase of a disability income protection policy for D.S. The Company, at its sole expense, shall also continue to provide full medical coverage to D.S. and his spouse for the same three (3) year period from the Disability Date. For purposes of this Agreement, "Disability" shall mean the inability of D.S. to perform the essential functions of his employment hereunder by reason of physical or mental illness or incapacity as determined by a physician chosen by the Company and reasonably satisfactory to D.S. or his legal representative.

  5. NON-DISCLOSURE, NON-SOLICITATION, NON-COMPETE AND NON-DISPARAGEMENT

       5.1  Non-Disclosure.  Except  as is reasonably  necessary in  the performance of his duties hereunder, D.S. shall not disclose to any person or entity or use for his own direct or indirect benefit any Confidential Information (as defined below) pertaining to the Company obtained by him in connection with his employment with the Company. For purposes of this Agreement, the term "Confidential Information" shall include information with respect to the Company's products, services, processes, suppliers, customers, customers' account executives, financial, suppliers and distribution information, price lists, identity and list of actual and potential customers, trade secrets, technical information, business plans and strategies; provided, however, that such information shall not be treated as Confidential Information to the extent that it has been publicly disclosed by the Company (other than by D.S. through a breach of this Section 5.1).

       5.2  Non-Solicitation.  D.S.  agrees that for  a period of  three
  (3) years after termination of his employment for any reason other than involuntary termination not for Just Cause, he shall not (a) directly or indirectly solicit, induce or attempt to solicit or induce any Company employee to discontinue such employee's employment by the Company, (b) usurp any opportunity of the Company of which he became aware during his tenure at the Company, or that was made available to him on the basis of a mistaken belief that he was still employed by the Company, or (c) directly or indirectly solicit or induce or attempt to influence any person or business that is an account, customer or client of the Company to reduce or cancel the business of any such account, customer or client with the Company.

       5.3 Non-Compete. D.S. agrees that, so long as he is employed by the Company and for a period of three (3) years after termination of his employment for any reason other than involuntary termination not For Just Cause, he shall not, without prior written consent of the Company's Board of Directors, either directly or indirectly (including, without limitation, through a partnership, joint venture, corporation or other entity or as a consultant, director or employee), engage in the business engaged in by the Company as of the date hereof within any of those geographical areas in which the Company currently conducts active business operations. The parties hereto agree that the scope and the nature of such covenant, and the duration and the area within which such covenant is to be effective, are reasonable in light of all facts and circumstances.

       5.4 Non-Disparagement. D.S. agrees that, so long as he is employed by the Company and for a period of three years after termination of his employment for any reason other than involuntary termination not For Just Cause, he shall not make any public comment (whether written or oral) concerning or touching upon the Company or any of its Affiliates, including but not limited to any or all of the Company's executive officers and directors, which comment would tend to disparage the personal, financial or business reputation of such other person or persons, except for such comments as may be required by law and except for such comments as may be made in litigation, arbitration or mediation with such person or persons.

  6.   CERTAIN COVENANTS OF THE COMPANY

       6.1 No Waiver. The waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.

       6.2 Assignment. This Agreement may not be assigned by D.S. and may not be assigned by the Company otherwise than by operation of law.
   This Agreement shall be binding upon the Company's successors and assigns.

       6.3 Entire Agreement. This Agreement supersedes any and all prior written or oral agreements between D.S. and the Company and evidences the entire understanding of the parties hereto with respect to the terms and conditions of D.S.' employment with the Company.

       6.4 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois without regard to the choice of law rules of the State of Illinois or any other jurisdiction.

       IN  WITNESS  WHEREOF,  the  parties  hereto  have  executed   and
  delivered this Agreement as of the day and year first above written.


                                       /s/
                                   By: ________________________________
                                       Chairman, Compensation Committee
                                       Circuit Systems, Inc.

                                       /s/
                                       ________________________________
                                       D.S. Patel